CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment No. 2 to the Registration Statement on Form N-2 of our report dated July 7, 2006, relating to the financial Statements of Nuveen Global Value Opportunities Fund, which appear in such Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

July 14, 2006